                                   LEASE AGREEMENT
                                     (COMMERCIAL)

    This Lease Agreement is made and entered into to be effective as of the 1st day of November, 1996, by and between Jane A. Skeoch and Raymond J. Kominsky, as Co-Trustees, or their successors in trust, of the Thomas A. Skeoch Trust U/T/A dated October 9, 1975 and as amended ("Landlord"), and Coldwater Creek, Inc., an Idaho Corporation ("Tenant") (the "Lease").

                                     WITNESSETH:

    WHEREAS, Landlord is the owner of that certain real property and improvements consisting of a basement, ground floor and partial second floor at the location commonly known as 10 E. Broadway, Jackson, Wyoming, and more particularly described as the westerly portion of Lot 1, Block 1, of the Cache Creek Addition to the Town of Jackson, Teton County, Wyoming, as depicted on Exhibits "A" and "B" attached hereto and by this reference made a part hereof (the "Leased Premises"); and

    WHEREAS, the parties hereto desire to enter into a written lease agreement providing the terms, covenants and conditions for the occupancy of the Leased Premises by Tenant.

    NOW, THEREFORE, in consideration of the mutual covenants, agreements, undertakings and benefits to the parties, the parties agree as follows:

    1. LEASE OF LEASED PREMISES. Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord the Leased Premises according to the terms and conditions of this Lease.

    2. TERM OF LEASE. The term of the Lease shall be for a term of ten (10) years, commencing on the 1st day of November, 1996, and terminating on the 31st day of October, 2006, unless sooner terminated or extended under the provisions of the Lease.

    3.   RENT AND PAYMENT.

    (a) BASE RENT. Tenant covenants and agrees to pay Landlord each year during the first five (5) years of the initial term of the Lease, net rent totaling Two Hundred Fifty Thousand Dollars ($250,000.00), subject to credits as hereinafter provided. The net rent for the second five years of the initial term hereof shall increase effective the 1st day of November, 2001, by

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         ten percent (10%) to a net annual rent of Two Hundred Seventy-Five
         Thousand Dollars ($275,000.00).

              Tenant shall pay to Landlord, on the 1st day of each month during the term of this Lease, the sum equivalent to one-twelfth (1/12) of the total sum due, after credits, for the particular Lease year. Rent payments shall commence on the earlier of January 1, 1997 or the date Tenant opens for business, and on the 1st day of each month thereafter, and shall be made payable to Landlord as follows: Thomas
         A. Skeoch Trust, c/o Hawkins, Kominsky, DeVries & Associates, P.0.
         Box 8, Jackson, Wyoming, 83001, until directed, otherwise.

    (b) PERFORMANCE DEPOSIT. Upon execution of this Lease, Tenant shall deposit funds in the amount of One Hundred Thousand Dollars ($100,000.00) in an escrow account subject to an escrow agreement approved by Landlord and Tenant, or shall deliver to Landlord, a bank Irrevocable Letter of Credit in the face amount of One Hundred Thousand Dollars ($100,000.00), payable to Landlord and in a form acceptable to Landlord and Tenant, which escrow deposit or Irrevocable Letter of Credit shall secure, in favor of Landlord, Tenant's obligations pursuant to this Lease Agreement from the date of execution through the first six (6) months of the term of this Lease. Upon six months' satisfactory performance by Tenant of all of the terms and conditions of the Lease, the escrowed funds or the Irrevocable Letter of credit shall be released.

    (c) ADDITIONAL PERCENTAGE RENTAL. On or before the 15th day of each quarter, the Tenant shall mail to or deliver to the Landlord a sworn statement showing the Gross Sales, as defined hereafter, made in, out, through or from the Leased Premises during the preceding three (3) months. At the end of the first quarter of each calendar year during the term of this Lease, gross sales shall be calculated by adding the total gross sales for that quarter and the preceding three quarters. In the event that six percent (6%) of the resulting calculation of total gross sales for the preceding four quarters exceeds the base rent paid during the said preceding four quarters, Tenant shall pay to the Landlord on or before the 1st day of April of each year of the term of this Lease, a sum

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         equivalent to such excess.  "Gross Sales" includes all sales
         (regardless of delivery point) of merchandise and services made in, out, through or from the Leased Premises (whether by Tenant, sub-tenants, concessionaires or other assigns of Tenant) for cash or on credit, whether paid or unpaid, collected or uncollected, less all credits for returned merchandise, exchanged and refunded. Unless otherwise agreed in writing, the only revenue excluded from Gross Sales shall be the amount of sales tax or excise tax based on sales imposed by any governmental taxing authorities and bonafide discounted sales to Tenant and Tenant's employees.

              The Tenant shall keep full, complete and proper books, records and accounts of its daily, weekly, monthly, quarterly and annual Gross Sales, both for cash and on credit, of Tenant and each subtenant and concessionaire at any time operating in the Leased Premises. The Landlord and its agents and employees shall have the right upon five
         (5) days written notice, during regular business hours in Teton County, to examine and inspect all of the books and records of the Tenant, including any sales tax reports and income tax returns pertaining to the business of the Tenant conducted in, out, upon or from the Leased Premises, for the purpose of investigating and verifying the accuracy of any statement of Gross Sales. The Landlord may, once in any lease year, cause an audit of the business of Tenant to be made by a certified public accountant of Landlord's selection and, if any statement of Gross Sales previously made to Landlord shall be found to be inaccurate, then and in that event, there shall be an adjustment and one party shall pay to the other on demand such sums as may be necessary to settle in full the accurate amount of said percentage rent that should have been paid to Landlord for the period or periods covered by such inaccurate statement or statements. If said audit shall disclose an inaccuracy reflecting an understatement of greater than two percent (2%) error with respect to the amount of Gross Sales reported by Tenant for the period of said report, then the Tenant shall immediately pay to Landlord the cost of such audit; otherwise, the cost of such audit shall be paid by Landlord.




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    (d)  LEASEHOLD EXPENSE REIMBURSEMENTS.  Tenant agrees to pay and/or reimburse Landlord for all of Landlord's reasonable and necessary operating and maintenance expenses, pertaining to the Leased Premises, including, but not limited to, real estate taxes, insurance expenses, real estate assessments, and any reasonable and necessary maintenance costs paid by Landlord, all as set forth in paragraphs 10, 12 and 14 of this Lease Agreement. Any such charges and sums shall be deemed to be rent and shall be payable in the manner provided and recoverable as rent, and Landlord shall have all rights specified in this Lease against Tenant for default in the payment thereof as in the case of arrears of rent.

    (e) PAYMENT OF LEASEHOLD EXPENSE REIMBURSEMENTS. Landlord has estimated the amount of additional rent by way of leasehold expense reimbursement to be paid to Landlord by Tenant for the first year's term of this Lease (based on the last twelve months' experience) to be ___________________________________________________________Dollars
         ($_______). Concurrently with the payment of the base rent each month, Tenant shall pay to Landlord one twelfth (1/12) of such estimated amount ($_______). If at any time or times it appears to Landlord that the amount payable as leasehold expense reimbursement for the current lease year will vary from its estimate by more than 10%, Landlord shall, by written notice to Tenant, revise its estimate for such twelve month period, and subsequent payments by Tenant for such year shall be based upon such revised estimate.

              Within ninety (90) days after the close of each lease year of this Lease, using November as the first month of each lease year, Landlord shall deliver to Tenant a statement of amounts payable as leasehold expense reimbursements for such year, certified by an accountant designated by Landlord, and such certified statement shall be final and binding upon Landlord and Tenant. If such statement shows an amount owing by Tenant that is more than the estimated payments for such lease year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

              If for any reason other than the default of Tenant, this Lease shall terminate on a day other than the last day of a lease year, the amount of increase,

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         if any, in leasehold expense reimbursement payments payable by Tenant applicable to the lease year in which such termination shall occur, shall be prorated on the basis of the ratio determined by dividing the number of days from the commencement of the calendar year to and including the termination date by 365.

    4. RENEWAL OPTION. In the event Tenant is not in default of the terms and conditions of this Lease at the time for notice of exercise of intent to renew as hereinafter provided, or at the time for commencement of the renewal option period, the Tenant shall have the right to renew this Lease for one (1) additional term of five (5) years, provided that Tenant shall give Landlord not less than 120 days notice in writing of its intent to exercise such renewal option. In default of the giving of such notice, this renewal option shall fail and shall be of no force or effect. Base rent for the five-year renewal option term shall be increased by an amount equal to the percentage increase in the Consumer Price Index for all items from moderate income families in large cities as determined by the United States Department of Labor, Bureau of Labor Statistics (CPI-Universal), or in the event such index should no longer be published, then by the increase in its most comparable successor index. In determining the percentage increase, the base month for the beginning figure shall he the month of November, 1996. The rental increase shall be determined by multiplying the annual rental for the first year of the lease term by the percentage increase in said Consumer Price Index, with that resulting dollar amount to be added to the rental amount for the first year of the term of this Lease. The increased rental amount shall be due and payable thereafter in equal monthly installments over the five year renewal term as in this Lease hereinabove provided.

    5. REQUIRED IMPROVEMENTS, FEE PAYMENTS AND RENTAL CREDIT. Tenant will undertake, at its sole cost and expense, any and all necessary changes to the roof structure of the Leased Premises and shall be solely responsible for the conduct of such work and any and all damage to the Leased Premises resulting from such work. In addition, Tenant will pay any and all required fees in lieu of parking and fees in lieu of providing employee housing assessed by the Town of Jackson to permit the conversion of a portion of the Leased Premises to additional retail space to be utilized by Tenant. Fees in lieu of parking and fees in lieu of employee housing are estimated, but not warranted, to be approximately One Hundred Thousand Dollars ($100,000.00). Tenant shall be entitled to reimbursement for up to Fifty Thousand

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Dollars ($50,000.00) in expenses for roof repairs and/or replacement and fifty percent (50%) of all fees in lieu of parking and fees in lieu of employee housing paid by Tenant. Such reimbursement shall be by full offset in percentage rents payable up to the total reimbursement provided herein, or by a minimum of one-fifth (1/5) of the total sum per year to be offset against base rents, or a combination of offsets against base rent in the amount of one-fifth of the total in each of the first five years and additional percentage rent until the Tenant has been reimbursed in full for such costs. Upon termination of this Lease for any reason, including expiration of the term hereof, all credits with the Town of Jackson for parking and/or employee housing shall belong to and be the property of Landlord, without further reimbursement to Tenant.

    6. LATE RENT CHARGES. In the event the monthly rent payments are not paid within ten (10) clays of the due date, a late charge of two percent (2%) shall be paid by Tenant. Additionally, said late rent payments shall automatically accrue interest at an interest rate of twelve percent (12%) from the due date, which accrual of interest shall continue until the rent payment, together with accrued interest, is paid. Such interest shall begin to accrue automatically on all delinquent rent payments (not paid within the ten (10) day grace period) and shall be payable on demand without notice to Tenant.

    7. USE OF THE LEASED PREMISES. The use of the Leased Premises shall be restricted to retail and catalog sales and offices and such other uses as Landlord shall approve in writing, which approval will not be unreasonably withheld, provided that use for food and/or beverage services shall be prohibited. Furthermore, the Leased Premises shall be used and occupied by Tenant in a careful, safe and proper manner and Tenant shall pay on demand for any damage to the Leased Premises caused by the misuse of same by it, its agents, employees, licensees and invitees. Tenant shall use the Leased Premises only for purposes not prohibited by the laws, regulations, covenants and ordinances of the United States, the State of Wyoming and the Town of Jackson. Tenant shall not use or keep any substance or material in or about the Leased Premises which may vitiate or endanger the validity of the insurance on the Leased Premises or increase the hazard of the risk.

    8. ACCEPTANCE OF LEASED PREMISES. Taking possession of the Leased Premises by Tenant shall be conclusive evidence as against the Tenant that such premises were in good and

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satisfactory condition when possession of same was taken.  Tenant has inspected the Leased Premises and accept the same in "as is" condition.

    9. SUBORDINATION TO MORTGAGE. This Lease shall be and is hereby made subordinate to any mortgages or other security instruments which may now or hereafter encumber the Leased Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination need be required by any mortgagee or security holder. Tenant shall, at Landlord's request, promptly execute any appropriate estoppel certificate, subordination agreement or instrument that Landlord may reasonably request in this regard.

    10. TAXES AND ASSESSMENTS. Landlord shall pay all real estate taxes, real estate assessments, and any and all other governmental charges, assessments or taxes payable in respect to the Leased Premises or any part thereof during the term of this Lease, but subject to reimbursement as provided in paragraph 5 of this Lease. Tenant shall be liable for taxes levied against its personal property, trade fixtures and other property placed by Tenant in, on or about the Leased Premises.

    11. UTILITIES. Tenant shall pay for the use of all the water, sewage, electrical, gas, telephone, cable television, garbage and other utility services to or used by and in connection with the Leased Premises. Tenant shall establish and maintain all utilities accounts in its name.

    12. REPAIR AND MAINTENANCE. Tenant acknowledges that the Leased Premises are in good repair and working order, with the exception of the roof which Tenant shall undertake to repair or replace. Tenant shall, at its sole expense, maintain the interior and exterior of the Leased Premises (including, without limitation, all electrical, plumbing and mechanical systems) in as good order and repair as it was at the date of the commencement of this Lease, reasonable wear and tear excepted. Tenant shall not knowingly commit or willingly permit to be committed any act or thing contrary to the rules and regulations of any federal, state, municipal or quasi-governmental authority.

    Tenant shall permit Landlord, or its representatives, to inspect upon reasonable notice the Leased Premises and to make repairs to the' Leased Premises as Landlord may now or hereafter deem to be necessary and/or appropriate for the Leased Premises. All such repairs shall be done, so far as practicable, to avoid

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interference with Tenant's occupancy and use of the Leased Premises, provided that Tenant shall not be entitled to compensation for unavoidable interference with its occupancy and use.

    13. ALTERATIONS. Landlord shall have the right at any time to enter the Leased Premises to make such additions, repairs or alterations as it may deem necessary or proper for the safety or preservation of the Leased Premises.

    Tenant shall make no alterations in or additions to the Leased Premises without first obtaining the written consent of the Landlord, and all additions or improvements made by Tenant shall be deemed a part of the Leased Premises and permanent structure thereon and shall remain upon and be surrendered with the Leased Premises at the termination of this Lease by lapse of time or otherwise. Landlord acknowledges Tenant's intent to remodel the interior and the exterior of the Leased Premises subject to review and approval of plans by Landlord, which approval will not be unreasonably withheld.

    14. INSURANCE. Landlord shall maintain fire and extended "all-risk" coverage insurance upon the Leased Premises. Such insurance shall be maintained with an insurance company authorized to do business in Wyoming in an amount not less than ______________________________Thousand Dollars ($______) during the term of the Lease, subject to reimbursement by Tenant as provided in paragraph 5 of this Lease.

    Tenant shall maintain at its expense fire and extended coverage insurance on all of its personal property, including trade fixtures and on all additions and improvements made by Tenant not required to be insured by Landlord.

    Tenant shall, at Tenant's expense, maintain a policy or policies of comprehensive general liability insurance with the premiums thereon fully paid on or before due date, issued by and binding upon an insurance company with a Best Rating Guide A plus Class 15 Rating, such insurance to afford minimum protection of not less than a single limit of One Million Dollars ($1,000,000.00) in respect to personal injury and/or death to one or more persons and for property damage. The insurance policy shall name Landlord as an additional insured and shall cover all risks incident to Tenant's use of the Leased Premises and business in connection therewith.

    Tenant shall furnish Landlord with certificates and copies of all insurance policies to be maintained by Tenant with evidence of payment of the premiums thereon. All such insurance policies shall contain a clause or endorsement to the effect that

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they may not be terminated or materially amended during the term of this Lease except after fifteen (15) days written notice thereof to Landlord.

    15. ASSIGNMENT, SUBLEASE AND MORTGAGE BY TENANT. Tenant shall not assign or create a security interest in, pledge or encumber this Lease or the Leased Premises, in whole or in part, or sublet the whole or permit the use of the whole or any part thereof by any sub-tenant, licensee or concessionaire, unless Tenant first obtains landlord's written consent. In the event of any such assignment, subletting, licensing or granting of a concession, Tenant shall never-the-less remain liable for the performance of all the terms, conditions and covenants of this Lease (including, without limitation, the covenant to pay rent).

    16. SIGNS. Tenant shall have the right to erect and maintain signs in, on or about the Leased Premises, provided, that same shall comply with governing laws, regulations, covenants and ordinances of the United States, State of Wyoming and the Town of Jackson.

    17.  TENANT'S COVENANTS.  Tenant covenants that it shall:

    (a) Comply with all laws, orders, regulations, rules, ordinances and covenants of any state or federal statute or local ordinance or regulation applicable to Tenant and/or its use of the Leased Premises.

    (b) Give to Landlord prompt written notice of any accident, fire or damage occurring on or to the Leased Premises.

    (c) Keep the Leased Premises sufficiently heated to prevent freezing of pipes, waterlines and fixtures.

    (d) Keep the Leased Premises orderly, clean, sanitary and free from objectionable odors and insects, vermin, pets, pests or nuisances.

    (e) Do all things reasonably possible to prevent filing of any mechanics' or other liens against the Leased Premises or any part thereof by reason of work, labor, services or materials furnished or claimed to have been furnished to Tenant, or anyone holding the Leased Premises or any part thereof, through or under Tenant. If any such lien shall be filed against the Leased Premises, Tenant shall either cause the same to be discharged of record within twenty (20) days after the date of the filing of same, or if the Tenant, in Tenant's discretion and in good faith, determines the lien should be contested, Tenant shall furnish such security as may be necessary or required to prevent any foreclosure against Tenant's or Landlord's interest in the Leased premises. If tenant shall fail to discharge such lien within such period, or fail to furnish adequate security, then in addition to any other right of remedy of Landlord, Landlord may but shall not be obligated to discharge the lien either by paying the

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         amount claimed to be due or by procuring the discharge of such lien by obtaining security or in any other manner available to Landlord. Nothing herein contained shall imply any consent or agreement on the part of Landlord to subject Landlord's interest in the Leased Premises to liability under any mechanics' or other lien law.

    (f) Repay Landlord, as additional rent, on demand, all sums disbursed or deposited by Landlord pursuant to the provisions of this section, including Landlord's costs, expenses and reasonable attorneys' fees incurred by Landlord in connection therewith.

    (g) Permit no one other than employees, agents, servants and business invitees to remain in or loiter upon the Leased Premises.

    (h) Comply with all reasonable rules and regulations that may be established, from time to time, by Landlord. Tenant covenants that it shall not do or suffer to be done anything objectionable to the fire insurance companies, whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Leased Premises or any part thereof shall become void or suspended, or be rated as a more hazardous risk than at the date when Tenant receives possession hereunder. In the event of breach of this covenant, in addition to all other remedies of Landlord, Tenant shall pay to Landlord as additional rent any increase in insurance premiums.

    18. LANDLORD'S COVENANTS OF QUIET ENJOYMENT. The Landlord covenants that the Tenant, upon paying the rentals and performing the covenants upon its part to be performed herein, shall peacefully and quietly have, hold and enjoy the Leased Premises during the term hereof.

    19. DAMAGE OR DESTRUCTION TO LEASED PREMISES. If the Leased Premises shall be damaged by fire, the elements, unavoidable accident or other casualty, without the fault or negligence of Tenant, or Tenant's servants, employees, agents, visitors, licensees, invitees or sub-tenants, and the Leased Premises are not thereby rendered untenantable in whole or in part, Landlord shall, at its expense, cause such damage to be repaired, and the rent shall not be abated. If, by reason of such occurrence, the Leased Premises shall be rendered untenantable only in part, Landlord shall promptly cause the damage to be repaired and the rent, during such period of repair, shall be abated proportionately to the portion of the Leased Premises rendered untenantable.
If, by reason of such occurrence, the Leased Premises shall be rendered wholly untenantable, Landlord shall cause such damage to be repaired and the rent, during such period of repair, shall be abated in whole. There shall be no extension of the term of this Lease by reason of such abatement. Notwithstanding the foregoing provisions, if


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the Leased Premises shall be rendered wholly untenantable by reason of such occurrence and the Leased Premises cannot be repaired within three (3) months from the date such damage occurs, Landlord or Tenant shall, at their option, have the right to declare the balance of the term of this Lease to be null and void.

    If any such damage or destruction occurring to the Leased Premises, whether partial or complete, shall occur as the result of the fault or any negligence of Tenant or Tenant's servants, employees, agents, business invitees, licensees or sub-tenants, there shall be no apportionment or abatement of rent during the term of this Lease.

    20. DEFAULT BY TENANT. The Tenant agrees to observe and perform the conditions and covenants set forth in this Lease, and further agrees that if default be made in the payment of any rent and such payment default continues for ten (10) days following the due date for such payment, or if Tenant shall fail to observe or perform any of the other conditions or covenants and such other default shall continue for more than thirty (30) days after written notice of such default, then and in that event, and as often as the same may happen, it shall be lawful for Landlord, at its election, with or without previous notice, to terminate this Lease or to re-enter and repossess itself of the Leased Premises without termination, with or without legal proceeding, using such force as may be necessary, and to remove therefrom any personal property belonging to Tenant without prejudice to any claim for rent or for breach of the covenants hereof, or without being guilty of any manner of trespass or forcible entry and detainer. The foregoing described rights shall be non-exclusive and shall be in addition to any and all of the rights and remedies Landlord may have pursuant to governing law.

    21. PAYMENT AFTER TERMINATION. No payments of money by Tenant to Landlord after the termination of this Lease, in any manner or after the giving of any notice by Landlord to Tenant shall reinstate, continue or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money.

    22. ABANDONMENT OF LEASED PREMISES. If Tenant shall abandon or vacate the Leased Premises or close the business opened on the Leased Premises for any period longer than forty-five (45) consecutive days before the end of the term of this Lease, or if Landlord re-enters the Leased Premises without termination, the Landlord may, at its option and without notice


                                          11

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to Tenant, enter the Leased Premises, and re-let the same, or any part thereof, as it may see fit, without thereby voiding or terminating this Lease, and, for the purpose of such re-letting, Landlord is authorized to make any repairs, changes, alterations or additions in or to the Leased Premises, as may, in the sole discretion of Landlord, be necessary or desirable for the purpose of such re-letting, and if a sufficient sum shall not be realized from such re-letting each month to equal the monthly rental under the provisions of this Lease, then Tenant agrees to pay such deficiency.

    23. INDEMNIFICATION. Tenant shall indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury or damage to property occurring in or about, or arising out of or from the Leased Premises and adjacent sidewalks and loading areas, or the occupancy or use of the Leased Premises by Tenant or its sub-tenants, or occasioned wholly or in part by any act or omission of Tenant, its agents, licensees, business invitees, concessionaires, contractors, customers, employees or sub-tenants.

    In case Landlord shall be made a party to any litigation commenced by or against Tenant, its agents, licensees, business invitees, concessionaires, contractors, customers, employees or sub-tenants, Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation.

    24. ATTORNEYS' FEES. In the event either party shall find it necessary to obtain the services of an attorney to enforce any of the covenants and conditions of this Lease, the prevailing party shall be entitled to reimbursement for all costs and expenses, including reasonable attorneys' fees, whether or not litigation is commenced.

    25. TRADE FIXTURES. Trade fixtures installed by Tenant in the Leased Premises shall remain the property of the Tenant and shall be removable at any time by it on or before the termination of this Lease by lapse of time or otherwise. Any damage caused to the Leased Premises that is the result of such removal shall be repaired by Tenant at its expense. Any such trade fixtures not removed at or prior to the termination shall become the property of Landlord. Lighting fixtures, whether or not installed by Tenant, shall not be removable at the expiration or earlier termination of this Lease, and shall become the sole property of Landlord.


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    26.  LANDLORD'S ACCESS. Landlord and its agents, employees or other representatives may enter the Leased Premises at any reasonable time after reasonable notice for the purpose of (a) inspecting the Leased Premises to ascertain Tenant's compliance with the terms and conditions of this Lease, (b) in order to make repairs, additions or alterations as the Landlord deems necessary, (c) to post notices of non-responsibility under mechanics' lien law,
(d) to exhibit the Leased Premises for sale, lease or mortgage financing, or (e) for any other reasonable purposes.

27. NOTICES. Any notices required or permitted to be given or served by either party to the other shall be deemed to have been duly given or served there if in writing and forwarded by certified mail, postage prepaid, return receipt requested, to the respective addresses set forth below. Such notices shall be deemed given upon mailing of same.

    Tenant:   Coldwater Creek, Inc.
              One Coldwater Creek Drive
              Sandpoint, Idaho 83864

    Landlord: Thomas A. Skeoch Trust
              c/o Hawkins, Kominsky, DeVries & Associates
              P.0. Box 8
              Jackson, Wyoming 83001

         with a copy to:

              David K. Larson
              Mullikin, Larson & Swift
              P.0. Box 3345
              Jackson, Wyoming 83001

    28. AMENDMENT OR MODIFICATION. Tenant acknowledges and agrees that it has not relied upon any statement, representation, agreement or warranty, except such as are expressly stated herein, and that no amendment or modification of this Lease shall be valid or binding unless expressed in writing and executed by the parties hereto in the same manner as the execution of this lease.

    29. MEMORANDUM OF LEASE. The parties may execute a short-form memorandum of this Lease in recordable form which may, at either parties' option, be placed of record in the Teton County real estate records.

    30. NO PARTNERSHIP. No partnership or joint venture is created by this Lease. The Landlord and Tenant shall be construed to be that relationship of landlord and tenant only.


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

    31.  MISCELLANEOUS.  Time is of the essence.

    No waiver of any breach of any one or more of the conditions or covenants in this Lease by Landlord shall be deemed to imply or constitute a waiver of any succeeding or other breach hereunder.

    This Lease and its provisions shall be construed and enforced in accordance with and pursuant to governing Wyoming law.

    The headings used in this Lease are for convenience only and are not to be used in its construction.

    Whenever used, the singular shall include the plural, the plural the singular and the use of any gender shall include all genders.

    If there is more than one person comprising the Tenant, the covenants, agreements, undertakings, and obligations hereunder shall be the joint and several obligations of all such persons.

    This Lease may be executed in multiple counterparts, each of which shall be deemed to be an original.

    IN WITNESS WHEREOF, the parties hereto have executed this Lease to be effective as of the day and year first above written.

                                       LANDLORD:

                                       /s/ Jane A. Skeoch
                                       -----------------------------------
                                       Jane A. Skeoch, as Trustee of the
                                       Thomas A. Skeoch Trust

                                       /s/ Raymond J. Kominsky
                                       -----------------------------------
                                       Raymond J. Kominsky, as Trustee of
                                       the Thomas A. Skeoch Trust

                                       TENANT:

                                       /s/  Don Robson
                                       -----------------------------------
                                       COLDWATER CREEK, INC., an Idaho
                                       Corporation


                                       BY: /s/ Donald Robson
                                          --------------------------------
                                           its Chief Financial Officer

ATTEST:

BY:
   -------------------------------
    its


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